================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                            Parkway Properties, Inc.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                            PARKWAY PROPERTIES, INC.
                               ONE JACKSON PLACE
                                   SUITE 1000
                            188 EAST CAPITOL STREET
                        JACKSON, MISSISSIPPI 39201-2195
                                  WWW.PKY.COM

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 15, 2001

To the Stockholders:

     Notice is hereby given that the 2001 Annual Meeting of Stockholders (the "Meeting"), of Parkway Properties, Inc. (the "Company"), will be held at the Suncom Building, 111 East Capitol Street, Jackson, Mississippi, at 1:30 p.m., Jackson time, on May 15, 2001 for the following purposes:

     1. To elect eight directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

     2. To approve the issuance of shares of Series B Convertible Cumulative Preferred Stock of the Company that is convertible into shares of Common Stock of the Company to Five Arrows Realty Securities III L.L.C.

     3. To consider and take action upon such other matters as may properly come before the Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 26, 2001 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          MARSHALL A. LOEB
                                          Senior Vice President, Chief Financial
                                          Officer and Secretary

Dated: April   , 2001

STOCKHOLDERS ARE URGED TO VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES

                                                                  April   , 2001

                            PARKWAY PROPERTIES, INC.
                               ONE JACKSON PLACE
                                   SUITE 1000
                            188 EAST CAPITOL STREET
                        JACKSON, MISSISSIPPI 39201-2195
                                  WWW.PKY.COM
                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 15, 2001

     The following information is furnished in connection with the Annual Meeting of Stockholders (the "Meeting"), of Parkway Properties, Inc. (the "Company"), to be held on May 15, 2001 at 1:30 p.m., Jackson time, at the Suncom Building, 111 East Capitol Street, Jackson, Mississippi. A copy of the Company's Annual Report to Stockholders for the fiscal period ended December 31, 2000 accompanies this Proxy Statement. Additional copies of the Annual Report, Notice, Proxy Statement and Form of Proxy may be obtained from the Company's Secretary, P.O. Box 24647, Jackson, Mississippi 39225-4647. A COPY OF THE COMPANY'S FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY'S INVESTOR RELATIONS DEPARTMENT AT THE COMPANY'S CORPORATE OFFICES, VIA E-MAIL ADDRESSED TO mail@pky.com, OR FROM THE SECURITIES AND EXCHANGE COMMISSION'S WEB SITE AT www.sec.gov. This Proxy Statement, Annual Report, and Form of Proxy will first be sent to stockholders on or about April 9, 2001.

                    SOLICITATION AND REVOCABILITY OF PROXIES

     The enclosed proxy for the Meeting is being solicited by the directors of the Company. The proxy may be revoked by a stockholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy may also be revoked by a stockholder attending the Meeting, withdrawing such proxy and voting in person. The cost of soliciting the proxies on the enclosed form will be paid by the Company. In addition to the use of the mails, proxies may be solicited by the directors and their agents (who will receive no additional compensation therefor) by means of personal interview, telephone, facsimile, e-mail or other electronic means and it is anticipated that banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company may, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to their principals. The Company has retained Beacon Hill Partners, Inc. ("Beacon Hill") to assist with the solicitation of proxies and will pay Beacon Hill a fee of $3,000 plus reimbursement of out-of-pocket expenses for its services.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The record date for determining shares of Common Stock, par value $0.001 per share, of the Company ("Common Stock"), and shares of Series B Cumulative Convertible Preferred Stock, par value $0.001 per share, of the Company ("Series B Preferred Stock") entitled to vote at the Meeting has been fixed at the close
of business on March 26, 2001. On such date there were                shares of
Common Stock outstanding and no shares of Series B Preferred Stock outstanding. The holders of Common Stock are generally entitled to one vote for each share of Common Stock on each matter submitted to a vote at a meeting of stockholders. The holders of Series B Preferred Stock are generally entitled to one vote for each share of Series B Preferred Stock on each matter submitted to a vote at a meeting of stockholders. Pursuant to the Company's Bylaws, directors will be elected by a plurality of the votes with each share being voted for as many individuals as there are directors to be elected and for whose election the share is entitled to vote.

     The presence, in person or by properly executed proxy, of the holders of shares of Common Stock and Series B Preferred Stock entitled to cast a majority of all the votes entitled to be cast at the Meeting is necessary to constitute a quorum. Shares of Common Stock and Series B Preferred Stock represented by a properly signed, dated and returned proxy card will be treated as present at the Meeting for purposes of determining a quorum. Proxies relating to "street name" shares that are voted by brokers will be counted as shares present for purposes of determining the presence of a quorum, but will not be treated as shares having voted at the Meeting as to any proposal as to which the broker does not vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     To the best of the Company's knowledge, no person or group (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), beneficially owned, as of March 7, 2001 more than five percent of the Common Stock, except as set forth in the following table.

                                                               AMOUNT OF
                                                                 COMMON
                                                                 STOCK          PERCENT
NAME AND ADDRESS                                              BENEFICIALLY     OF COMMON
OF BENEFICIAL OWNER                                              OWNED         STOCK (1)
-------------------                                           ------------     ---------
T. Rowe Price Associates, Inc. .............................    959,000(2)       10.3%
100 E. Pratt Street
Baltimore, Maryland 21202
Perkins, Wolf, McDonnell & Company..........................    676,800(3)        7.3
53 W. Jackson Boulevard, Suite 722
Chicago, Illinois 60604

---------------

(1) Based on the number of shares of Common Stock outstanding on March 7, 2001 which was 9,306,449 shares.

(2) Based upon a Statement on Schedule 13G filed with the SEC, which indicated that these securities are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Stock Fund, Inc. (which owns 672,000 shares, representing 7.2% of the shares of Common Stock outstanding), which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the

    Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3) Based upon a Statement on Schedule 13G filed with the SEC, which indicated that Perkins, Wolf, McDonnell & Company had shared voting and dispositive power with respect to such shares.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the shares of Common Stock beneficially owned, as of January 2, 2001, by each director, nominee for director and executive officer of the Company. Unless otherwise stated, each person has sole voting and investment power with respect to the shares of Common Stock set forth in the table.

                                                            NUMBER OF SHARES       PERCENT
                                                            OF COMMON STOCK       OF COMMON
                          NAME                             BENEFICIALLY OWNED     STOCK (1)
                          ----                             ------------------     ---------
Daniel C. Arnold.........................................        48,502(2)             *
Roger P. Friou...........................................        39,351(3)             *
Martin L. Garcia.........................................        16,400(4)             *
Matthew W. Kaplan........................................         7,677(5)             *
Michael J. Lipsey........................................        17,716(6)             *
Joe F. Lynch.............................................        73,817(7)             *
C. Herbert Magruder......................................        71,452(8)             *
W. Lincoln Mossop, Jr....................................        48,550(9)             *
Leland R. Speed..........................................       210,986(10)          2.3%
Steven G. Rogers.........................................       185,210(11)          2.0%
Sarah P. Clark...........................................        60,208(12)            *
Marshall A. Loeb.........................................         6,000(13)            *
David R. Fowler..........................................        32,933(14)            *
James M. Ingram..........................................        36,904(15)            *
G. Mitchel Mattingly.....................................        42,765(16)            *
Regina P. Shows..........................................        20,830(17)            *
Jack R. Sullenberger.....................................        26,392(18)            *
Directors, nominees and executive officers as a group....       945,693(19)          9.8%

---------------

   * Less than 1%.

 (1) Based on the number of shares of Common Stock outstanding on March 7, 2001 which was 9,306,449 shares.

 (2) Includes 26,250 shares of Common Stock Mr. Arnold has the right to acquire under the 1991 Directors Stock Option Plan, as amended (the "Directors Plan"). Mr. Arnold also owns 6,000 shares of 8.75% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share, of the Company ("Series A Preferred Stock"), that do not have voting rights at the Meeting.

 (3) Includes 7,000 shares of Common Stock Mr. Friou has the right to acquire under the 1991 Directors Plan.

 (4) Includes 13,500 shares of Common Stock Mr. Garcia has the right to acquire under the 1991 Directors Plan and 1,000 shares of Common Stock held in trust for Mr. Garcia's children, of which Mr. Garcia is the trustee.

 (5) Includes 7,500 shares of Common Stock Mr. Kaplan has the right to acquire under the 1991 Directors Plan.

 (6) Includes 16,500 shares of Common Stock Mr. Lipsey has the right to acquire under the 1991 Directors Plan. Mr. Lipsey also owns 625 shares of Series A Preferred Stock that do not have voting rights at the Meeting.

 (7) Includes 26,250 shares of Common Stock Mr. Lynch has the right to acquire under the 1991 Directors Plan. Mr. Lynch also owns 2,300 shares of Series A Preferred Stock that do not have voting rights at the Meeting.

 (8) Includes 18,750 shares of Common Stock Dr. Magruder has the right to acquire under the 1991 Directors Plan and 2,013 shares of Common Stock held in a trust of which Dr. Magruder is a trustee. Does not include 450 shares of Common Stock beneficially owned by Dr. Magruder's wife, as to which he disclaims beneficial ownership. Dr. Magruder also owns 8,000 shares of Series A Preferred Stock that do not have voting rights at the Meeting.

 (9) Includes 26,250 shares of Common Stock Mr. Mossop has the right to acquire under the 1991 Directors Plan.

(10) Includes 44,742 shares of Common Stock Mr. Speed has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 20,000 shares of Common Stock granted as incentive restricted shares under the 1994 Stock Option Plan. Does not include 21,157 shares of Common Stock owned by Mr. Speed's wife, as to all of which Mr. Speed disclaims beneficial ownership.

(11) Includes 59,110 shares of Common Stock Mr. Rogers has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 39,000 shares of Common Stock granted as incentive restricted shares under the 1994 Stock Option Plan. Does not include 12,040 shares of Common Stock beneficially owned by Mr. Rogers' wife as to which he disclaims beneficial ownership. Mr. Rogers also owns 770 shares of Series A Preferred Stock that do not have voting rights at the Meeting.

(12) Includes 28,258 shares of Common Stock Ms. Clark has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan, 18,000 shares granted as incentive restricted shares under the 1994 Stock Option Plan and 500 shares of Common Stock Ms. Clark owns as custodian for her children. Ms. Clark also owns 220 shares of Series A Preferred Stock that do not have voting rights at the Meeting.

(13) Includes 6,000 shares of Common Stock granted as incentive restricted shares under the 1994 Stock Option Plan.

(14) Includes 11,704 shares of Common Stock Mr. Fowler has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 12,000 shares of Common Stock granted as incentive restricted shares under the 1994 Stock Option Plan.

(15) Includes 17,904 shares of Common Stock Mr. Ingram has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 12,000 shares of Common Stock granted as incentive restricted shares under the 1994 Stock Option Plan.

(16) Includes 9,079 shares of Common Stock Mr. Mattingly has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 12,000 shares of Common Stock granted as incentive restricted shares under the 1994 Stock Option Plan. Mr. Mattingly also owns 1,560 shares of Series A Preferred Stock and his wife owns 280 shares of Series A Preferred Stock that do not have voting rights at the Meeting.

(17) Includes 7,830 shares of Common Stock Ms. Shows has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 8,000 shares of Common Stock granted as incentive restricted shares under the 1994 Stock Option Plan.

(18) Includes 13,304 shares of Common Stock Mr. Sullenberger has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 12,000 shares of Common Stock granted as incentive restricted shares under the 1994 Stock Option Plan.

(19) Includes 142,000 shares of Common Stock that the directors of the Company have the right to acquire under the 1991 Directors Plan, 191,931 shares of Common Stock that officers of the Company have the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 139,000 shares of Common Stock granted to officers as incentive restricted shares under the 1994 Stock Option Plan.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

NOMINEES

     In accordance with the Bylaws of the Company, the Board of Directors has by resolution fixed the number of directors to be elected at the Meeting at eight. All eight positions on the Board are to be filled by the vote of the stockholders at the Meeting. Each person so elected shall serve until the next Annual Meeting of Stockholders and until his successor is elected and qualified.

     The directors of the Company recommend a vote FOR the nominees listed below. All nominees are currently serving as directors of the Company and, except Mr. Kaplan, were elected at the 2000 Annual Meeting of Stockholders. Messrs. Arnold and Mossop, presently directors of the Company, are retiring and therefore are not standing for reelection.

     Unless instructed otherwise, proxies will be voted FOR the nominees listed below. Although the directors do not contemplate that any of the nominees will be unable to serve prior to the Meeting, if such a situation arises, the enclosed proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.

     The table below sets forth certain information regarding the nominees for election to the Company's Board of Directors.

         NAME, POSITION AND                                  PRINCIPAL OCCUPATION AND BUSINESS
       TENURE WITH THE COMPANY            AGE               EXPERIENCE FOR PAST FIVE YEARS (1)
       -----------------------            ---               ----------------------------------
Roger P. Friou.......................      66      Private investor; President of Jitney Jungle Stores
  Director since 1995                              of America, Inc. (a regional supermarket chain) from
                                                   1996 to 1997, and its Vice Chairman and Chief
                                                   Financial Officer until 1996.
Martin L. Garcia.....................      45      Managing Director of Pinehill Capital Partners
  Director since 1998                              (investment company) since 2000; Director and
                                                   President of Garcia Enterprises (real estate holding
                                                   company) since 1988; Partner in the law firm of Hill,
                                                   Ward & Henderson, P.A. until 1999 and Of Counsel
                                                   thereafter; Managing Director of Garcia, Meyers & Co.
                                                   (a real estate service company) from 1993 to 1998.
Matthew W. Kaplan....................      38      Managing Director of Rothschild Realty, Inc.
  Director since 2000                              (investment bank) and Portfolio Manager of Five
                                                   Arrows Realty Securities LLC, Five Arrows Realty
                                                   Securities II LLC, Five Arrows Realty Securities III
                                                   LLC, and Five Arrows Realty Securities IV LLC (each,
                                                   a real estate investment fund).
Michael J. Lipsey....................      51      President of The Lipsey Company (designs and delivers
  Director since 1997                              training programs concerning the commercial real
                                                   estate marketplace).
Joe F. Lynch.........................      68      Chairman of the Board and Chief Executive Officer of
  Director since 1994                              First Continental Corporation (a real estate company)
                                                   since 1994; Limited Partner and Manager of the
                                                   General Partner of First Continental Investment Co.,
                                                   Ltd. since 1996.
C. Herbert Magruder..................      68      Private investor since 1998; Physician and a partner
  Director since 1988                              in the medical firm of Carolina Pathology Associates
                                                   until 1998.
Steven G. Rogers.....................      46      Chief Executive Officer of the Company since 1997,
  Director since 1996; President                   President since 1993, Director since 1996, Chief
  since 1993; Chief Executive                      Operating Officer from 1993 until 1997, and Senior
  Officer since 1997                               Vice President of the Company from 1988 to 1993.
Leland R. Speed......................      68      Chairman of the Board of the Company and EastGroup
  Director since 1978 and                          Properties, Inc.; Chief Executive Officer of the
  Chairman since 1980                              Company and EastGroup Properties, Inc. until 1997.

---------------

(1) Unless otherwise stated, each nominee has held the position indicated for at least the past five years.

OTHER DIRECTORSHIPS AND TRUSTEESHIPS

     Members of, and nominees to, the Board of Directors serve on the Boards of Directors or the Boards of Trustees of the following publicly held companies:

                      NOMINEE                                     COMPANY
                      -------                                     -------
Matthew W. Kaplan...................................  CNL Hospitality Properties, Inc.
Leland R. Speed.....................................  ChemFirst Inc.
                                                      EastGroup Properties, Inc.
                                                      Farm Fish, Inc.

COMMITTEES AND MEETING DATA

     The Audit Committee of the Board of Directors currently consists of Messrs. Friou, Garcia, Kaplan and Lynch. The functions performed by this committee consist principally of conferring with and reviewing the reports of the Company's independent accountants and bringing to the entire Board of Directors for review those items relating to audits or accounting practices which the Audit Committee believes merit such review. The Audit Committee met twice during the year ended December 31, 2000. See "-- Audit Committee Report" below.

     The Compensation Committee of the Board, which currently consists of Messrs. Arnold, Kaplan, Mossop and Magruder, met once during the year ended December 31, 2000. The committee's function is to review compensation levels for officers and recommend compensation levels for officers and administer the 1994 Stock Option Plan.

     The Investment Committee of the Board currently consists of Messrs. Kaplan, Lipsey, Lynch and Magruder. Its function is to act on behalf of the full Board of Directors to authorize property purchases between regularly scheduled quarterly Board of Directors meetings. The Investment Committee met once during the year ended December 31, 2000.

     The Company does not have a standing nominating committee or any committee performing a similar function.

     During the year ended December 31, 2000, the full Board of Directors met on six occasions. Each director, other than Mr. Mossop, attended at least 75% of the aggregate of the total number of meetings of the Board and meetings held by all committees of the Board on which he served.

     Audit Committee Report. The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of four directors, Messrs. Friou, Garcia, Kaplan and Lynch, each of whom is independent as defined by the New York Stock Exchange listing standards. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix A.

     Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with accounting principles generally accepted in the United States and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

     Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the Securities and Exchange Commission.

                                          THE AUDIT COMMITTEE

                                          ROGER P. FRIOU, CHAIR
                                          MARTIN L. GARCIA
                                          MATTHEW W. KAPLAN
                                          JOE F. LYNCH

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires that directors, officers and more than 10 percent stockholders of the Company file reports with the SEC within the first 10 days of the month following any purchase or sale of shares of Common Stock. During 2000, no officer or director of the Company was late in filing a report under Section 16(a).

EXECUTIVE OFFICERS

     The following is a list of the Company's executive officers:

        NAME AND POSITION                                PRINCIPAL OCCUPATION AND BUSINESS
         WITH THE COMPANY              AGE              EXPERIENCE FOR PAST FIVE YEARS (1)
        -----------------              ---              ----------------------------------
Leland R. Speed...................     68      See table under "Nominees."
  Chairman
Steven G. Rogers..................     46      See table under "Nominees."
  President and
  Chief Executive Officer
Marshall A. Loeb..................     38      Chief Financial Officer since 2000; Senior Vice
  Senior Vice President, Chief                 President -- Western Region of EastGroup Properties,
  Financial Officer and Secretary              Inc. from 1991 until 2000; Consultant with Investment
                                               Development Services in 2000.

        NAME AND POSITION                                PRINCIPAL OCCUPATION AND BUSINESS
         WITH THE COMPANY              AGE              EXPERIENCE FOR PAST FIVE YEARS (1)
        -----------------              ---              ----------------------------------
Sarah P. Clark....................     41      Senior Vice President of the Company since 1997,
  Senior Vice President of                     Assistant Secretary since 2000, Vice President from
  Administration and Strategic                 1992 until 1997, Chief Financial Officer and
  Planning and Assistant Secretary             Secretary of the Company from 1994 to 2000, Treasurer
                                               from 1996 to 1999 and Controller from 1986 to 1992.
David R. Fowler...................     43      Senior Vice President of the Company since 1997, Vice
  Senior Vice President of                     President from 1995 to 1997 and an Asset Manager
  Operations                                   since 1983; Vice President of Parkway Realty
                                               Services, LLC ("Parkway Realty") since 1998.
James M. Ingram...................     44      Senior Vice President of the Company since 1997, Vice
  Senior Vice President                        President from 1994 to 1997 and an Asset Manager
                                               since 1989; President of Parkway Realty since 1998.
G. Mitchel Mattingly..............     45      Senior Vice President of the Company since 1997 and
  Senior Vice President                        Vice President from 1996 to 1997; President of
                                               Parkway Texas Corporation from 1994 to 1997; Vice
                                               President of Parkway Realty since 1998.
Regina P. Shows...................     34      Senior Vice President and Treasurer of the Company
  Senior Vice President,                       since 1999, Vice President from 1998 to 1999 and
  Treasurer and Controller                     Controller since 1992.
Jack R. Sullenberger..............     47      Senior Vice President of the Company since 1997, Vice
  Senior Vice President of                     President from 1996 to 1997 and an Asset Manager from
  Technical Services                           1986 to 1996.

---------------

(1) Unless otherwise stated, the indicated person has held the position indicated for at least the past five years.

     Ms. Clark, Senior Vice President of Administration and Strategic Planning and Assistant Secretary of the Company, is the sister of Ms. Shows, Senior Vice President, Treasurer and Controller of the Company. There are no other family relationships between any of the directors or executive officers of the Company.

EXECUTIVE COMPENSATION

     The following table summarizes, for the fiscal years ended December 31, 2000, 1999 and 1998, the amount of compensation paid by the Company to its Chief Executive Officer and six other executive officers whose cash compensation during the year ended December 31, 2000 exceeded $100,000 (the "Named Officers").

                                                          LONG TERM COMPENSATION
                                                       -----------------------------
                                                                  AWARDS
                                                       -----------------------------
                                 ANNUAL COMPENSATION   RESTRICTED      SECURITIES
   NAME AND PRINCIPAL            -------------------     STOCK         UNDERLYING         ALL OTHER
        POSITION          YEAR    SALARY     BONUS     AWARDS (1)   OPTIONS/SARS (2)   COMPENSATION (3)
   ------------------     ----   --------   --------   ----------   ----------------   ----------------
Leland R. Speed.........  2000   $147,000   $ 88,200   $        0        12,500            $13,825
  Chairman                1999    140,000     84,000      567,506             0             14,746
                          1998    141,077     84,000            0        15,000             15,792
Steven G. Rogers........  2000    220,500    220,500            0        24,375             13,880
  President and Chief     1999    210,000    210,000    1,106,625             0             13,966
  Executive Officer       1998    196,500    195,000            0        37,000             13,714
Marshall A. Loeb........  2000(4)   24,749         0      171,378        20,000              2,291
  Senior Vice President,
  Chief Financial
  Officer and Secretary
Sarah P. Clark..........  2000    150,000    105,000            0        11,250             13,670
  Senior Vice President   1999    130,000     91,000      510,750             0             13,501
  and Assistant
     Secretary            1998    115,885     80,500            0        28,000             13,367
  (former CFO)
David R. Fowler.........  2000    120,750     51,765            0         7,500             13,670
  Senior Vice President   1999    115,000     59,305      340,500             0             13,449
  of Operations           1998    105,808     45,000            0        13,000             34,793(5)
James M. Ingram.........  2000    120,750     51,765            0         7,500             13,670
  Senior Vice President   1999    115,000     59,302      340,500             0             22,015(6)
                          1998    105,808     45,000            0        13,000             47,769(7)
G. Mitchel Mattingly....  2000    135,285     50,082            0         7,500             13,880
  Senior Vice President   1999    128,843     47,700      340,500             0             13,426
                          1998    122,485     45,000            0        13,000             13,153

---------------

(1) On March 4, 1999, a committee of the Board of Directors granted restricted shares to the Named Officers. Under these grants of restricted shares, employees' rights to the restricted shares are conditioned on the Company's achievement of specified performance goals set forth in the Company's 5 IN 50 PLAN and, alternatively, the employee's continued employment. The 5 IN 50 PLAN is the Company's strategic plan to increase funds from operations ("FFO") per basic share from $3.05 for 1998 to $5.00 per basic share for the year ended December 31, 2002 before expense accruals for the restricted share grants (a compounded annual growth in FFO per basic share of approximately 13%). In early 2001 the employees' agreements were revised to increase the minimum FFO per basic share from $5.00 to $5.23. The agreements now provide that if the Company achieves FFO per basic share before taking into account any expense accruals for grants of incentive restricted shares of $5.23 for any year ended on or prior to December 31, 2002, the employees' interest in 100 percent of the restricted shares will become nonforfeitable as of December 31 of the year in which that goal is met. Alternatively, if the Company's FFO per basic share before taking into account any expense accruals for grants of incentive restricted shares for the year 2002 is at least $4.75 but not more than $5.22, the employees' interest in 50 percent of the restricted shares will become nonforfeitable; or, if the FFO per basic share before taking into account any expense accruals for grants of incentive restricted shares for 2002 is at least $4.50 but not more than $4.74, 25 percent will become nonforfeitable. If an employee remains employed on March 4, 2009 or ten years from the date of grant, the employee's interest in all restricted shares will become nonforfeitable, to the extent they are not already nonforfeitable. If an employee's employment terminates before March 4, 2009 or ten years from the date of grant, by reason of death or disability, the employee's interest in any forfeitable restricted shares will become nonforfeitable according to a graduated schedule based on years elapsed after the date of grant. Dividends on the restricted shares will be retained by the Company, to be paid only when the related shares become nonforfeitable.

(2) The options granted in 1998 were granted on June 5, 1998 and the options granted in 2000 were granted on May 31, 2000, all under the 1994 Stock Option Plan. One-third of the options granted in 1998 and 2000 vest on the second anniversary of the date of grant, one-third on the third anniversary of the date of grant and one-third on the fourth anniversary of the date of grant. No options were granted in 1999.

(3) This is the Company's contribution to its 401(k) Plan for the Named Officer's benefit and the amount of premium paid by the Company for group term life insurance on the Named Officer's life.

(4) Mr. Loeb joined the Company as an executive officer on November 1, 2000.

(5) For 1998, includes $21,563 Mr. Fowler earned in commissions.

(6) For 1999, includes $8,541 Mr. Ingram earned in commissions.

(7) For 1998, includes $27,802 paid pursuant to Mr. Ingram's agreement with Parkway Realty and $6,270 Mr. Ingram earned in commissions.

     Option Grants. The following table gives information with respect to options granted to the Named Officers during the year ended December 31, 2000. The "Potential Realizable Value" columns assume that the price of the shares of Common Stock will appreciate at annual rates of 5% and 10%, respectively, during the term of the options. There can be no assurance that such appreciation will take place.

                                  INDIVIDUAL GRANTS                                      POTENTIAL REALIZABLE VALUE
--------------------------------------------------------------------------------------     AT ASSUMED ANNUAL RATES
                            NUMBER OF     PERCENT OF TOTAL                                     OF STOCK PRICE
                            SECURITIES      OPTIONS/SARS                                      APPRECIATION FOR
                            UNDERLYING       GRANTED TO        EXERCISE                          OPTION TERM
                           OPTIONS/SARS      EMPLOYEES         OF BASE      EXPIRATION   ---------------------------
          NAME             GRANTED (#)     IN FISCAL YEAR    PRICE ($/SH)      DATE        5% ($)         10% ($)
          ----             ------------   ----------------   ------------   ----------   -----------   -------------
           (a)                 (b)              (c)              (d)           (e)           (f)            (g)
Leland R. Speed..........     12,500             5.3%          $30.125        5/30/10     $237,234      $  598,734
  Chairman
Steven G. Rogers.........     24,375            10.4%          $30.125        5/30/10      462,607       1,167,532
  President and Chief
  Executive Officer
Marshall A. Loeb.........     20,000             8.5%          $28.563       10/31/10      359,894         908,303
  Senior Vice President,
  Chief Financial Officer
  and Secretary
Sarah P. Clark...........     11,250             4.8%          $30.125        5/30/10      213,511         538,861
  Senior Vice President
  and Assistant Secretary
David R. Fowler..........      7,500             3.2%          $30.125        5/30/10      142,341         359,241
  Senior Vice President
  of Operations

                                  INDIVIDUAL GRANTS                                      POTENTIAL REALIZABLE VALUE
--------------------------------------------------------------------------------------     AT ASSUMED ANNUAL RATES
                            NUMBER OF     PERCENT OF TOTAL                                     OF STOCK PRICE
                            SECURITIES      OPTIONS/SARS                                      APPRECIATION FOR
                            UNDERLYING       GRANTED TO        EXERCISE                          OPTION TERM
                           OPTIONS/SARS      EMPLOYEES         OF BASE      EXPIRATION   ---------------------------
          NAME             GRANTED (#)     IN FISCAL YEAR    PRICE ($/SH)      DATE        5% ($)         10% ($)
          ----             ------------   ----------------   ------------   ----------   -----------   -------------
           (a)                 (b)              (c)              (d)           (e)           (f)            (g)
James M. Ingram..........      7,500             3.2%          $30.125        5/30/10      142,341         359,241
  Senior Vice President
G. Mitchel Mattingly.....      7,500             3.2%          $30.125        5/30/10      142,341         359,241
  Senior Vice President

     Option Exercises and Year End Values. The following table shows the value realized by the Named Officers upon the exercise of options and the year end value of unexercised in-the-money options held by the Named Officers. Year end values are based upon the closing price of shares of Common Stock on the New York Stock Exchange, Inc., on December 29, 2000 ($29.6875).

             AGGREGATED OPTIONS/SAR EXERCISES WITH LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                                            VALUE OF
                                                          NUMBER OF UNEXERCISED     UNEXERCISED IN-THE-MONEY
                                 SHARES                   OPTIONS AT FY-END (#)       OPTIONS AT FY-END ($)
                                ACQUIRED      VALUE     -------------------------   -------------------------
            NAME               ON EXERCISE   REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
            ----               -----------   --------   -------------------------   -------------------------
Leland R. Speed..............         0          N/A          44,742/22,505                $508,403/$0
  Chairman
Steven G. Rogers.............         0          N/A          59,110/49,054                $634,828/$0
  President and Chief
  Executive Officer
Marshall A. Loeb.............         0          N/A               0/20,000                $ 0/$22,490
  Senior Vice President,
  Chief Financial Officer
  and Secretary
Sarah P. Clark...............       650      $ 9,168          28,258/29,917                $160,358/$0
  Senior Vice President,
  Chief Financial Officer
  and Assistant Secretary
David R. Fowler..............         0          N/A          11,704/16,171                $ 63,824/$0
  Senior Vice President of
  Operations
James M. Ingram..............     1,000      $18,250          17,904/16,171                $186,263/$0
  Senior Vice President
G. Mitchel Mattingly.........         0          N/A           9,079/16,171                $ 22,706/$0
  Senior Vice President

     Compensation Committee Report. The Compensation Committee of the Board of Directors consists of Messrs. Arnold, Kaplan and Mossop and Dr. Magruder. The Compensation Committee believes that the main purpose of base compensation is to provide sufficient base compensation to the executive officers of the Company in relation to salary levels for other real estate companies and the officer's level of responsibility. The Compensation Committee considered a number of factors in setting the compensation of Mr. Rogers, the Company's Chief Executive Officer, the most important of which were the level of compensation paid to the chief executive officers of other real estate companies the same relative size as the Company, the success of the Company's program of increasing profitability and funds from operations and his importance in delineating and implementing the Company's strategic plans. In setting the base compensation of Mr. Speed for 2000, the Compensation Committee took account of the fact that Mr. Speed was also a salaried officer of EastGroup Properties, Inc., another real estate investment trust.

     The Compensation Committee has determined that the primary goals of the Company's compensation policies should be as follows:

     - To provide total compensation opportunities for executive officers which are competitive with those provided to persons in similar positions with which the Company competes for employees.

     - To align the interests of management and stockholders through the use of incentive compensation directly related to corporate performance and through the use of stock-based incentives that result in increased Common Stock ownership by executive officers.

     The Compensation Committee believes that incentive compensation payable to the executive officers of the Company should be based upon the Company's performance and align the interests of management and the Company's stockholders. In 2000, the Compensation Committee formulated targets for FFO per share, upon which the executive officers' incentive compensation would be based. In 2000, the targets were FFO of $3.89 per basic share of Common Stock before accrual for bonuses for the executive officers to earn the target bonus set forth below (a 5% increase over 1999 FFO of $3.71 per basic share) and FFO of $4.07 per basic share of Common Stock before accrual for bonuses for the executive officers to earn a bonus of two times the target bonus amount (a 10% increase over 1999 FFO of $3.71 per basic share). The target bonus amounts were 30% of total base salary for Mr. Speed, 50% of base salary for Mr. Rogers and 35% of base salary for Ms. Clark. The Compensation Committee determined the FFO targets based upon an analysis of the Company's internal projected financial results for 2000 and the estimates of 2000 FFO prepared by independent securities analysts who followed the Company. The Compensation Committee believed that the stockholders of the Company would be benefitted significantly if the FFO goal were met and would be further benefitted if such goal were exceeded, and that management should be compensated for the benefits derived by the Company's stockholders.

     The bonus targets for the Company's other executive officers (Messrs. Fowler, Ingram and Mattingly) were based upon FFO. The FFO targets were the same as those set forth above, and the target bonus to be paid Messrs. Fowler and Ingram was $25,882.50 and Mr. Mattingly was $25,041 if the FFO target of $3.89 was achieved and for Messrs. Fowler and Ingram was $51,765 and for Mr. Mattingly was $50,082 if the FFO target of $4.07 was achieved.

     The Company's 2000 FFO per basic share of Common Stock was $4.12 before taking account of bonus accruals. After consideration, the Compensation Committee believed that each of the Company's executive officers should be paid the amount of incentive compensation provided by the above formula, under which Messrs. Speed, Rogers, Fowler, Ingram and Mattingly and Ms. Clark received bonuses with respect to 2000 of $88,200, $220,500, $51,765, $51,765, $50,082 and
$105,000, respectively.

     In 1999 the Compensation Committee approved a new incentive compensation plan to reward the Company's officers if the Company attains the goals of its 5 IN 50 PLAN. The 5 IN 50 PLAN is the Company's plan whose goal is to increase the Company's FFO per basic share to $5.00 by the year ended December 31, 2002 before expense accruals for the restricted share grants. The Company's officers are provided incentives to the completion of the 5 IN 50 PLAN by the restricted stock awards described in the Summary Compensation

Table and footnote 1 to the table. As described in the footnote, the restricted stock awards were amended in 2000 to increase the amount of FFO per basic share that must be attained by December 31, 2002 before expense accruals for the restricted share grants for complete vesting to take place from $5.00 to $5.23. This was done because management and the Compensation Committee recognized that the issuance of the Series B Preferred Stock made it easier to attain the $5.00 basic goal and wanted to remove this unintended benefit. The Compensation Committee believes that these awards will give management additional incentives to work to the attainment of the goals of the 5 IN 50 PLAN, which we believe will create significant value for stockholders.

                                            DANIEL C. ARNOLD
                                            MATTHEW W. KAPLAN
                                            W. LINCOLN MOSSOP, JR.
                                            C. HERBERT MAGRUDER

     This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this document or any portion thereof into any filing under the Securities Act of 1933, as amended, or the Exchange Act and shall not otherwise be deemed filed under such acts.

     Performance Comparison. Set forth below is a line graph comparing the percentage change in the cumulative return to stockholders on shares of Common Stock over the five years ending December 31, 2000 against the cumulative return of the Standard & Poor's 500 ("S&P 500"), and the Equity REIT Index prepared by the National Association of Real Estate Investment Trusts ("NAREIT Equity").

[GRAPH] (in dollars)


-------------------------------------------------------------------------------
                        1995      1996      1997      1998      1999      2000
-------------------------------------------------------------------------------
 Company               100.00    203.7l    279.82    268.29    263.17    290.82
-------------------------------------------------------------------------------
 S&P 500               100.00    122.96    163.99    210.86    255.20    231.96
-------------------------------------------------------------------------------
 NAREIT Equity         100.00    135.27    162.67    134.20    128.00    161.75
-------------------------------------------------------------------------------

     Directors' Fees. Under the Company's compensation arrangement with directors (other than Mr. Speed and Mr. Rogers who are salaried officers), directors receive an annual stock award of 300 shares of Common Stock (valued at approximately $9,338 on the date of the 2000 award) on the date of the annual meeting of stockholders as an annual retainer fee plus $1,000 and reimbursement of expenses for each meeting of the

Board of Directors attended and $750 and reimbursement of expenses for each meeting of a committee established by the Board of Directors attended.

     Directors Plan. The Company's 1991 Directors Plan authorizes the issuance of options for up to 250,000 shares of Common Stock to directors of the Company who are not, and have not been for at least one year prior to the date of determination, employees of the Company ("Non-Employee Directors"). Under the 1991 Directors Plan, each Non-Employee Director of the Company on September 13, 1991 was automatically granted an option to purchase 7,500 shares of Common Stock. Each person who first becomes a Non-Employee Director after September 13, 1991 will automatically be granted an option to purchase 7,500 shares of Common Stock on the date the person becomes a Non-Employee Director, if such shares of Common Stock are available. Each Non-Employee Director will also be granted an option to purchase an additional 3,000 shares of Common Stock on the date of any annual meeting at which such Non-Employee Director is re-elected to the Board. The option exercise price is the closing price of a share of Common Stock if the shares of Common Stock are listed on an exchange or the average between the bid and the asked price for that date if the shares of Common Stock are traded over-the-counter (or, if no shares of Common Stock were publicly traded on that date, the next preceding date that such shares of Common Stock were so traded). Such options are exercisable in full on the date of grant and expire ten years after the date of grant or, if earlier, six months after the termination of the optionee's service as a Non-Employee Director, unless such service is terminated by reason of death, in which case the optionee's legal representative shall have one year in which to exercise the option.

     No director exercised options under the 1991 Directors Plan during 2000. On May 10, 2000, Messrs. Arnold, Friou, Garcia, Lipsey, Lynch, Magruder and Mossop were each granted options to purchase 3,000 shares of Common Stock at an exercise price of $31.125 per share. On October 6, 2000, Mr. Kaplan was granted options to purchase 7,500 shares of Common Stock at an exercise price of $29.9375 per share.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

     Cost Sharing Arrangement with EastGroup Properties, Inc. EastGroup Properties, Inc. and the Company currently share the services and expenses of the Chairman of the Board of Directors and his administrative assistant.

     Change in Control Agreement. The Company has entered into a Change in Control Agreement (the "Change in Control Agreement") with each of the Company's executive officers (the "Executives"). The Change in Control Agreement provides that if an Executive's employment is terminated or the Executive leaves the Company's employment for certain reasons during a defined period (30 months in the case of Leland R. Speed, Steven G. Rogers, Marshall A. Loeb and Sarah P. Clark and 20 months in the case of James Ingram, David Fowler and G. Mitchel Mattingly) after a Change in Control (as hereinafter defined), the Company will pay a lump sum benefit to the Executive equal to a multiple of (2.5 times in the case of Messrs. Speed, Rogers, Loeb and Ms. Clark and 1.667 times in the case of Messrs. Fowler, Ingram and Mattingly) the average of the Executive's salary and accrued bonus for the three calendar year period ending on the December 31 prior to the Change in Control. The Change in Control Agreement also gives the Executive the ability to leave the employment of the Company at any time during the six month period after the Change in Control in which case the Executive will receive the lump-sum payment of one-half of the amount set forth above. Change in Control is defined in such agreement as (i) any change in control of a nature that would be required to be represented under the Exchange Act proxy rules; (ii) any person acquiring beneficial ownership of securities representing 30 percent or more of the combined voting power of the Company's outstanding securities; (iii) certain changes in the Company's Board of Directors; (iv) certain mergers; or (v) the approval of a plan of liquidation by the Company.

                PROPOSAL 2 -- ISSUANCE OF SHARES TO FIVE ARROWS

     At the Meeting, the stockholders of the Company will be asked to vote on a proposal to approve the issuance of Series B Preferred Stock that is convertible on a one for one basis into shares of Common Stock. This approval is required by rule 312.03(c) of the New York Stock Exchange ("NYSE"), the exchange on which the Company is listed. Rule 312.03(c) requires stockholders approval when Common Stock, or securities convertible into Common Stock, is to be issued that have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding prior to such issuance or, the number of shares of Common Stock, or securities convertible into Common Stock, to be issued will be in excess of 20% of the number of shares of Common Stock outstanding prior to such issuance. Parkway has entered into an agreement with Five Arrows under which Parkway may issue up to 2,142,857 shares of Series B Preferred Stock to Five Arrows. Stockholder approval is required for the issuance of the last 269,394 shares of Series B Preferred Stock. Pursuant to rule 312.03(c) of the NYSE, the affirmative vote of a majority of votes cast on the proposal is required to adopt the proposal provided that the total vote cast on the proposal represents over fifty percent in interest of all securities entitled to vote on the proposal. If the stockholders fail to approve this proposal, a maximum of 1,873,463 shares of Series B Preferred Stock will be issued to Five Arrows and the Company has agreed to pay Five Arrows a termination fee of $0.70 for each of the 269,394 shares of Series B Preferred Stock that will not be issued.

     The Board of Directors of the Company unanimously recommends a vote FOR approval of the issuance of the shares of Series B Preferred Stock to Five Arrows. Unless otherwise instructed, proxies will be voted FOR approval of this proposal. Mr. Matthew Kaplan, an affiliate of Five Arrows and its nominee on the Company's Board of Directors, has an interest in the matters covered by this proposal. See "-- Conflicts of Interest" below.

     The Transaction. Five Arrows is an investment fund managed by Rothschild Realty, Inc. ("Rothschild Realty"), a member of the Rothschild Group. In October 2000, the Company entered into an agreement with Five Arrows that provides for the sale of 2,142,857 shares of Series B Preferred Stock for a purchase price of $34.30 per share (representing a 16.9% premium to the $29.94 closing sales price for a share of Common Stock on October 6, 2000) and a Warrant for 75,000 shares of Common Stock. On an as converted and exercised basis, the Series B Preferred Stock and Warrant represent 19.2% of the Common Stock. The shares of Series B Preferred Stock are generally convertible into Common Stock on a one for one basis and are entitled to quarterly dividends in arrears equal to the greater of $0.73 per share or the dividend on the number of shares of Common Stock into which a share of Series B Preferred Stock is convertible. Under the terms of the agreement with Five Arrows, the Company could sell 2,142,857 shares of Series B Preferred Stock to Five Arrows in up to four closings, at our option, through July 6, 2001. The Warrant gives Five Arrows the right to purchase 75,000 shares of Common Stock at a purchase price, subject to adjustment, of $35.00 per share and expires on October 6, 2007. In connection with the transaction, the Company entered into certain related agreements with Five Arrows, providing, among other things, for certain registration rights with respect to the Common Stock issuable upon exercise of the Series B Preferred Stock and pursuant to the Warrant and the right to designate a member of the Board of Directors as described below. We plan to sell the Series B Preferred Stock to Five Arrows by July 6, 2001.

     Conflicts of Interest. Matthew W. Kaplan, a member of our Board of Directors, is a Manager of Five Arrows and a Managing Director of Rothschild Realty and is Five Arrow's nominee to the Board. Five Arrows has the right to be represented on our Board pursuant to the terms of the Series B Preferred Stock.

     Description of Capital Stock. The following description is only a summary of certain terms and provisions of the Company's capital stock. You should refer to our Charter and Bylaws for the complete provisions thereof.

     The total number of shares of capital stock of all classes that we are authorized to issue is 100,000,000. Currently, the Charter authorizes the issuance of 65,097,143 shares of Common Stock, par value $.001 per share, 2,760,000 shares of 8.75% Series A Cumulative Redeemable Preferred Stock, par value $.00l per share, 2,142,857 shares of Series B Convertible Cumulative Preferred Stock, par value $.001 per share, and 30,000,000 shares of Excess Stock, par value $.001 per share. Only shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock are now outstanding. The Common Stock and the Series A Preferred Stock are currently listed on the New York Stock Exchange under the symbols "PKY" and "PKY PrA" respectively.

     Our Board of Directors is authorized by the Charter, to classify and reclassify any of our unissued shares of capital stock, by setting, altering or eliminating the designation, preferences, conversion or other rights, voting powers, qualifications and terms and conditions of redemption of, limitations as to dividends and any other restrictions on, our capital stock. The power of the Board of Directors to classify and reclassify any of the shares of capital stock includes the authority to classify or reclassify such shares into a class of Preferred Stock.

     Pursuant to the provisions of the Charter, if a transfer of stock occurs such that any person would own, beneficially or constructively, in excess of 9.8% of our outstanding capital stock (excluding shares of excess stock), then the amount in excess of the 9.8% limit will automatically be converted into shares of excess stock and any such transfer will be void ab initio. However, such restrictions will not prevent the settlement of a transaction entered into through the facilities of any interdealer quotation system or national securities exchange upon which shares of our capital stock are traded. Notwithstanding the prior sentence, certain transactions may be settled by providing shares of excess stock.

     The holders of Common Stock are entitled to one vote on all matters to be voted upon by the stockholders. The holders of Common Stock have no cumulative voting rights. Additionally, subject to the rights of holders of Preferred Stock, holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the directors out of funds legally available therefor. The holders of shares of excess stock have no voting rights or dividend rights and shares of excess stock are not transferrable.

     The Common Stock ranks junior to both the Series A Preferred Stock and the Series B Preferred Stock, our only other capital stock outstanding. The Series A Preferred Stock and the Series B Preferred Stock rank equally as to dividends and upon liquidation, dissolution and winding up. The Series B Preferred Stock also ranks pari passu with (i) any class or series of Preferred Stock with an aggregate liquidation preference of $35 million and (ii) any other class or series of Preferred Stock approved by the holders of the Series B Preferred Stock as provided for in the Articles Supplementary creating the Series B Preferred Stock.

     Holders of Series A Preferred Stock receive dividends at the fixed rate of 8.75% per annum of their liquidation preference. The liquidation preference for the Series A Preferred Stock is $25.00 per share plus all accrued and unpaid dividends. Dividends on the Series A Preferred Stock are cumulative.

     The Series A Preferred Stock is not redeemable prior to April 23, 2003 except as provided in our Charter. On and after April 23, 2003, the Series A Preferred Stock may be redeemed, at our option, for $25.00 per share plus all accrued and unpaid dividends, without interest. The redemption price (other than the portion consisting of accrued and unpaid dividends) is payable solely out of the proceeds of other capital stock and from no other source.

     Holders of Series A Preferred Stock generally have no voting rights. However, under certain circumstances, such holders may elect a total of two directors. In addition, certain changes to the terms of the Series A Preferred Stock cannot be made without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock. Holders of Series A Preferred Stock will have certain other voting rights under Maryland law.

     The Series A Preferred Stock is not convertible or exchangeable, except as provided in our Charter. The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.

     The Series B Preferred Stock, unless converted by the holder or redeemed by us, has a perpetual term, with no maturity. Holders of Series B Preferred Stock are entitled to dividends per share equal to the greater of (i) the quarterly dividend payable for the applicable quarter per share of Common Stock into which the shares of Series B Preferred Stock are convertible or (ii) $.73 (the "Applicable Dividend Rate"). The dividends on Series B Preferred Stock are fully cumulative and, with respect to unpaid dividends, will accrue interest equal to the Applicable Dividend Rate divided by $34.30, compounded quarterly until such dividends are paid.

     We can redeem the Series B Preferred Stock following the fifth anniversary of its original date of issuance (or earlier in the event of a change of control or "put event," as described in the next paragraph), provided, the initial redemption of the Series B Preferred Stock will not be less than 50% of the outstanding Series B Preferred Stock. We must send a notice of redemption containing specified information within certain time periods to the holders of the Series B Preferred Stock in the event of a redemption. During the period beginning on the date we mailed the notice and ending on the 60th day following the date of such mailing, each holder of the Series B Preferred Stock may exercise its conversion rights. Upon the 60th day following the mailing of the redemption notice to the holder of Series B Preferred Stock, and unless such holder of the Series B Preferred Stock has exercised its conversion rights, we will purchase from such holder (upon surrender by such holder at our principal office of the certificate representing such shares) such shares of Series B Preferred Stock specified in the redemption notice, at a price per share equal to the product of (i) $35.00 per share plus accrued and unpaid dividends (whether or not declared and accrued through the date of payment for redemption or the date payment is made available for payment to the holder thereof) plus a premium equal to the following percentage of $35.00:

REDEMPTION OCCURS
  ON OR AFTER:      BUT PRIOR TO:   % PREMIUM
-----------------   -------------   ---------
 October 6, 2005   October 5, 2006     5.0
 October 6, 2006   October 5, 2007     4.0
 October 6, 2007   October 5, 2008     3.0
 October 6, 2008   October 5, 2009     2.0
 October 6, 2009   October 5, 2010     1.0
 October 6, 2010                       0.0

and (ii) the number of shares of Series B Preferred Stock to be redeemed as provided in the redemption notice.

     Each holder of Series B Preferred Stock is entitled to require us to redeem the shares for 102% of its liquidation value, plus accrued and unpaid distributions whether or not declared, if any (the "Put Payment") upon our voluntary act, omission or participation in our change of control or a "put event." If a change of control or "put event" occurs that is not the result of our voluntary act, omission or participation, we may elect to make the Put Payment but may, in our discretion, elect not to make the Put Payment, in which event the conversion ratio will be revised to the greater of (i) 125% of the then current conversion ratio so that each share of Series B Preferred Stock will be convertible into 125% of the number of shares of Common Stock into which it would otherwise have been convertible and (ii) a fraction the denominator of which is 80.00% of the current market price and the numerator of which is $35.00. Notwithstanding the foregoing, if the SEC or its staff, by written communication to us, indicates that the provisions regarding redemption on a voluntary change of control or "put event" would preclude us from treating the shares of Series B Preferred Stock as equity on our financial statements, then we will have the right, in lieu of application of such provisions, to apply the conversion ratio revision alternative set forth in the provisions regarding an involuntary change of control or "put event."

     Each share of Series B Preferred Stock is convertible, at any time after December 31, 2002, into 1.0 share of Common Stock (subject to adjustment). The Series B Preferred Stock has a liquidation preference of $35.00 per share plus any accrued and unpaid dividends (whether or not declared).

     Holders of Series B Preferred Stock are entitled to (i) vote on all matters submitted to the holders of Common Stock together with the holders of Common Stock as a single class and (ii) to vote or consent on all matters affecting the Series B Preferred Stock as a separate class. In certain circumstances, the Board will be expanded by two seats and the holders of Series B Preferred Stock will be entitled to elect these two directors (the "Preferred Directors").

     So long as shares of Series B Preferred Stock are outstanding, without the consent of the holders of at least a majority of the outstanding Series B Preferred Stock voting separately as a class or by unanimous written consent of all of the holders of the Series B Preferred Stock (in addition to any other vote or consent of stockholders required by law or by the Charter), we may not
(i) amend, alter or repeal the Articles Supplementary creating the Series B Preferred Stock; (ii) amend, alter or repeal any provision of the Charter which would adversely effect the rights of the holders of Series B Preferred Stock as such; (iii) amend, alter or repeal any provision of the Charter which would increase in any respect the restrictions or limitations on ownership applicable to the Series B Preferred Stock; (iv) amend, alter or repeal our Charter or Bylaws to limit the right of indemnification provided to any Preferred Director;
(v) issue additional shares of Series B Preferred Stock (or a series of Preferred Stock that would vote as a class with the shares of Series B Preferred Stock with respect to the election of any Preferred Director) or shares of stock ranking senior or pari passu to the Series B Preferred Stock (as to dividends or upon liquidation, dissolution or winding up), provided that we may sell Preferred Stock ranking pari passu with the Series B Preferred Stock up to an aggregate liquidation preference of $35 million; or (vi) amend, alter or repeal any provision of the Charter or Bylaws to increase the number of directors on the Board beyond nine (not including any Preferred Directors).

                          PROPOSAL 3 -- OTHER MATTERS

     So far as management of the Company is aware, no matters other than those outlined in this Proxy Statement will be presented to the Meeting for action on the part of the stockholders. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote thereon the shares of Common Stock to which the proxy relates in accordance with their best judgment.

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed Ernst & Young LLP, independent public accountants, to act as auditors for the fiscal year ending December 31, 2001. Ernst & Young LLP has audited the accounts of the Company since 1986. A representative of Ernst & Young LLP is expected to be present at the Meeting and will have an opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions.

     During the fiscal year ending December 31, 2000, Ernst & Young LLP provided various audit and non-audit services to the Company as follows:

     Audit Fees. The aggregate fees billed to the Company by Ernst & Young LLP during the fiscal year 2000 for review of the Company's annual financial statements and those financial statements in the Company's quarterly reports on Form 10-Q totaled $110,000.

     Financial Information Systems Design and Implementation Fees. Our independent auditors did not render information technology services to us during the fiscal year ending December 31, 2000.

     All Other Fees. The aggregate fees billed by Ernst & Young LLP for professional services rendered to us during fiscal year 2000, other than the audit services referred to above, were $210,525, of which $120,525 were billed for services rendered to us in connection with tax return preparation, preferred stock offering, audit related services and other consulting services. It also includes a fee of $90,000 for tax credit consulting services rendered in connection with obtaining a tax credit investor for the Moore Building in Memphis, Tennessee. This amount was paid directly by Parkway on behalf of the limited partnership that owns the Moore Building and has been added to loans due Parkway from that limited partnership. We own a majority interest in the limited liability company that is the general partner of that limited partnership.

     The Audit Committee of the Board has considered whether provision of the services described above is compatible with maintaining the independent accountants' independence and has determined that those services have not adversely affected Ernst & Young LLP's independence.

                             STOCKHOLDER PROPOSALS

PROPOSALS IN THE COMPANY'S PROXY STATEMENT

     Stockholder proposals submitted for inclusion as a stockholder proposal in the Company's proxy materials for the 2002 Annual Meeting of Stockholders must
be received at the Company's offices no later than               , 2001.

PROPOSALS TO BE INTRODUCED AT THE MEETING BUT NOT INTENDED TO BE INCLUDED IN THE COMPANY'S PROXY MATERIAL

     For any stockholder proposal to be presented in connection with the 2002 Annual Meeting of Stockholders, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Company, a stockholder must give timely written notice thereof in writing to the Secretary of the Company in compliance with the advance notice and eligibility requirements contained in the Company's Bylaws. To be timely, a stockholder's notice must be delivered to the Secretary at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain specified information about each nominee or the proposed business and the stockholder making the nomination or proposal.

     In the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

     Based upon a meeting date of May 15, 2002 for the 2002 Annual Meeting of Stockholders, a qualified stockholder intending to introduce a proposal or nominate a director at the 2002 Annual Meeting of Stockholders should give written notice to the Company's Secretary not later than March 16, 2002 and not earlier than February 14, 2002.

     The advance notice provisions in the Company's Bylaws also provide that in the case of a special meeting of stockholders called for the purpose of electing one or more directors, a stockholder may nominate a person or persons (as the case may be) for election to such position if the stockholder's notice is delivered to the Secretary at the principal executive offices of the Company not earlier than the 90th day prior to the special meeting and not later than the close of business on the later of the 60th day prior to the special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

     The specific requirements of these advance notice and eligibility provisions are set forth in Article II, Section 11 of the Company's Bylaws, a copy of which is available upon request. Such requests and any stockholder proposals should be sent to the Secretary of the Company at One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, Mississippi 39201.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            MARSHALL A. LOEB
                                            Senior Vice President, Chief
                                            Financial Officer
                                            and Secretary

Jackson, Mississippi

                                                                      APPENDIX A

                            PARKWAY PROPERTIES, INC.

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

I.  PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Corporation to any governmental body or the public, reviewing the Corporation's systems of internal controls regarding finance and accounting that management and the Board has established and reviewing the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

     Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

     Review and appraise the audit efforts of the Corporation's independent accountants.

     Provide an open avenue of communication among the independent accountants, management and the Board of Directors.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.  COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board each of whom shall be independent directors and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. In determining whether a director is independent, the Board shall use the guidelines set forth by the New York Stock Exchange. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise, as determined by the Board in its business judgment.

     The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Audit Committee membership.

III.  MEETINGS

     The Audit Committee shall meet as frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee, management or the independent accountants believe should be discussed privately.

IV.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

  Documents/Reports Review

     1. Review and, if it deems necessary, update this Charter periodically, at least annually, as conditions dictate.

     2. Review the Corporation's annual financial statements and any reports or other financial information submitted to any governmental body or the public including any certification, report, opinion or review rendered by the independent accountants.

  Independent Accountants

     3. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. The Corporation's independent accountants are to be ultimately accountable to the Board of Directors and the Audit Committee. Periodically, the Audit Committee will require a formal written statement from the accountants, delineating all relationships between the accountants and the Corporation. The Audit Committee will review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

     4. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

     5. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

  Financial Reporting Processes

     6. In consultation with the independent accountants, review the integrity of the Corporation's financial reporting processes.

     7. Consider the independent accountants' judgements about the quality and appropriateness of the corporation's accounting principles as applied in its financial reporting.

     8. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

  Process Improvement

     9. Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

     10. Following completion of the annual audit, review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     11. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

     12. Review with the independent accountants, and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

  Legal Compliance and Other

     13. Review with the Corporation's counsel any legal matter that could have a significant impact of the Corporation's financial statements.

     14. Perform any other activities consistent with this Charter, the Corporation's Bylaws and Charter, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

[Parkway logo]                                                             PROXY
                                                                           -----


                            PARKWAY PROPERTIES, INC.
                          One Jackson Place, Suite 1000
                             188 East Capitol Street
                           Jackson, Mississippi 39201

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Leland R. Speed and Steven G. Rogers, and each or either of them, Proxies for the undersigned, with full power of substitution, to vote all shares of common stock, $0.001 par value per share ("Shares"), of Parkway Properties, Inc. (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held at the Suncom Building, 111 East Capitol Street, Jackson, Mississippi on May 15, 2001, at 1:30 p.m., Jackson time, and directs that the Shares represented by this Proxy shall be voted as indicated on the reverse side.

               PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE
                  ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE
                         IF MAILED IN THE UNITED STATES.


                (continued and to be signed on the reverse side)



                                     (FRONT)

1.       ELECTION OF DIRECTORS


         [ ]  FOR ALL         [ ]  WITHHOLD ALL       [ ]  FOR ALL EXCEPT

Nominees: Roger P. Friou; Martin L. Garcia; Matthew W. Kaplan; Michael J. Lipsey; Joe F. Lynch; C. Herbert Magruder; Steven G. Rogers; and Leland R. Speed.

--------------------------------------------------------------------------------
                        (Except Nominee(s) written above)


2. ISSUANCE OF SERIES B CONVERTIBLE CUMULATIVE PREFERRED STOCK OF THE COMPANY THAT IS CONVERTIBLE INTO SHARES OF COMMON STOCK OF THE COMPANY TO FIVE ARROWS REALTY SECURITIES III L.L.C.


         [ ]  FOR             [ ]  AGAINST            [ ]  ABSTAIN


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

                  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. THE BOARD OF DIRECTORS FAVORS A VOTE FOR PROPOSAL 1 AND PROPOSAL 2. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 ABOVE AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES NAMED HEREIN WITH RESPECT TO ANY MATTER REFERRED TO IN 3 ABOVE. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                            Dated:               , 2001
                                                  ---------------

                                            Signature(s)
                                                        ------------------------

                                            ------------------------------------
                                            PLEASE SIGN EXACTLY AS NAME(S)
                                            APPEAR ON STOCK CERTIFICATE(S). A
                                            corporation is requested to sign its
                                            name by its President or other
                                            authorized officer, with the office
                                            held so designated. A partnership
                                            should sign in the partnership name
                                            by an authorized person. Executors,
                                            administrators, trustees, guardians
                                            and corporate officers are requested
                                            to indicate the capacity in which
                                            they are signing. JOINT TENANTS
                                            SHOULD BOTH SIGN.

                             YOUR VOTE IS IMPORTANT!

               PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE
                  ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE
                         IF MAILED IN THE UNITED STATES.

                                     (BACK)